As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333- 210687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8627710 (I.R.S. Employer Identification No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(205) 313-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John H. Holcomb, III

Chairman and Chief Executive Officer

National Commerce Corporation

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(205) 313-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)

Andrew S. Nix, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, Alabama 35203

(205) 254-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

National Commerce Corporation is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-210687) (the “Registration Statement”) as an exhibit-only filing to file an updated Exhibit 5.1. Accordingly, this Amendment consists only of (i) the facing page, (ii) this explanatory note, (iii) Item 16 of Part II of the Registration Statement, (iv) the signature page to this Amendment, (v) the exhibit index, (vi) the updated Exhibit 5.1 (which includes Exhibit 23.1) and (vii) the consent of Porter Keadle Moore, LLC, independent registered public accounting firm, as Exhibit 23.2. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.           Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, state of Alabama, on the 2nd day of May, 2016.

NATIONAL COMMERCE CORPORATION

/s/ William E. Matthews, V

By:     William E. Matthews, V

Title:  Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on May 2, 2016.

Name and Signature	Title
* John H. Holcomb, III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ William E. Matthews, V William E. Matthews, V	Vice Chairman of the Board of Directors and Chief Financial Officer (Principal Financial Officer)

* Richard Murray, IV	President, Chief Operating Officer and Director

* Shelly S. Williams	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Bobby A. Bradley	Director

* R. Holman Head	Director

* Jerry D. Kimbrough	Director

* C. Phillip McWane	Director

* G. Ruffner Page, Jr.	Director

* Stephen A. Sevigny	Director

* W. Stancil Starnes	Director

* Temple W. Tutwiler, III	Director

* Russell H. Vandevelde, IV	Director

* Donald F. Wright	Director

* By:   /s/ William E. Matthews, V

Attorney-in-Fact (pursuant to the Power of Attorney included in the Registration Statement)

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1

Certificate of Incorporation of National Commerce Corporation (incorporated herein by reference to Exhibit 3.1 to NCC’s Registration Statement on Form S-4 (File No. 333-198219), filed on August 18, 2014)

4.1A

Amendment to Certificate of Incorporation of National Commerce Corporation (incorporated herein by reference to Exhibit 3.1A to NCC’s Annual Report on Form 10-K (File No. 000-55336), filed on February 20, 2015)

4.2	Bylaws of National Commerce Corporation (incorporated herein by reference to Exhibit 3.2 to NCC’s Registration Statement on Form S-4 (File No. 333-198219), filed on August 18, 2014)
4.3

Form of Common Stock Certificate of National Commerce Corporation (incorporated herein by reference to Exhibit 4.1 to NCC’s Registration Statement on Form S-1 (File No. 333-201371), filed on February 27, 2015)

4.4*	Form of Certificate of Designations of Preferred Stock
4.5*	Form of Preferred Stock Certificate
4.6*	Form of Warrant and Warrant Certificate
4.7**	Form of Indenture
4.8*	Form of Debt Security
4.9*	Form of Purchase Contract Agreement
4.10*	Form of Depositary Agreement and Depositary Receipt
4.11*	Form of Subscription Certificate
4.12*	Form of Subscription Agent Agreement
4.13*	Form of Unit Agreement and Unit Certificate
5.1***	Opinion of Maynard, Cooper & Gale, P.C. regarding legality of securities being registered (including its consent)
8.1*	Opinion of Maynard, Cooper & Gale, P.C. regarding certain tax matters (including its consent)
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1***	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1)
23.2***	Consent of Porter Keadle Moore, LLC
24.1**	Powers of Attorney (included on the signature page of this registration statement filed on April 11, 2016)
25.1**	Statement of Eligibility of Trustee on Form T-1 for the Indenture

_______________

*         To be filed by amendment or as an exhibit to a document incorporated by reference herein.

**       Previously filed.

***     Filed herewith.